Exhibit 5.1

910 LOUISIANA	AUSTIN	MOSCOW
HOUSTON, TEXAS	BRUSSELS	NEW YORK
77002-4995	DALLAS	PALO ALTO
	DUBAI	RIYADH
TEL +1 713.229.1234	HOUSTON	SAN FRANCISCO
FAX +1 713.229.1522	LONDON	WASHINGTON
BakerBotts.com

February 14, 2022

Crestwood Equity Partners LP

811 Main Street, Suite 3400

Houston, Texas 77002

Ladies and Gentlemen:

We have acted as special counsel to Crestwood Equity Partners LP, a Delaware limited partnership (the “Partnership”), in connection with the Registration Statement on Form S-3 (the “Registration Statement”) filed by the Partnership with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), registering the offer and sale by the selling unitholder named in the Registration Statement of up to 20,985,668 common units representing limited partner interests in the Partnership (the “Common Units”).

In our capacity as your counsel in connection with the matter referred to above, we have examined originals, or copies certified or otherwise identified, of: (i) the Registration Statement and the prospectus contained therein (the “Prospectus”); (ii) the Certificate of Limited Partnership of the Partnership, as amended to date; (iii) the Sixth Amended and Restated Agreement of Limited Partnership of the Partnership; (iv) the Certificate of Formation of the General Partner, as amended to date; (v) the First Amended and Restated Limited Liability Company Agreement of the General Partner, as amended to date; and (vi) such records, certificates of public officials, statutes and such other instruments and documents as we have deemed necessary or advisable for the purpose of rendering the opinions set forth below. In giving the opinions set forth herein, we have relied, to the extent we deemed appropriate, on certificates, statements or other representations of officers and other representatives of the Partnership and the General Partner and others and of public officials with respect to the accuracy of the factual matters contained in such certificates and we have assumed, without independent investigation, that all signatures on documents examined by us are genuine, all documents submitted to us as originals are authentic and complete, all documents submitted to us as copies of original documents conform to the original documents and those original documents are authentic and complete.

In connection with the opinions set forth herein, we have assumed that, prior to the issuance of any of the Common Units: (1) the Registration Statement and any amendments thereto (including any post-effective amendments) will have become effective under the Act; and (2) the Common Units will be offered and sold in compliance with applicable federal and state securities laws and in the manner stated in the Registration Statement and the Prospectus.

On the basis of the foregoing, and subject to the assumptions, limitations and qualifications set forth herein, we are of the opinion that the Common Units have been duly authorized and validly issued under the Delaware Revised Uniform Limited Partnership Act (the “Delaware LP Act”), and the holders of the Common Units will have no obligation to make further payments for their Common Units or contributions to the Partnership solely by reason of their ownership of the Common Units or their status as limited partners of the Partnership, except for their obligation to repay any funds wrongfully distributed to them or as they otherwise may have agreed.

Crestwood Equity Partners LP	- 2 -	February 14, 2022

The opinion set forth above is limited in all respects to matters of the Delaware LP Act as in effect on the date hereof. We express no opinion as to the effect of the laws of any other jurisdiction.

We hereby consent to the filing of this opinion of counsel as Exhibit 5.1 to the Registration Statement. We also consent to the reference to our firm under the heading “Legal Matters” in the Prospectus. In giving this consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Act and the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ Baker Botts L.L.P.